Exhibit 99.1

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, Louisiana 70130 • Telephone: (504) 568-1010 • Fax: (504) 566-4582

Deborah Willingham Joins Tidewater’s Senior Management Team

NEW ORLEANS, April 1, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Deborah Willingham has joined Tidewater as Vice President and Chief Human Resources Officer. Ms. Willingham will report to Chairman, President and CEO Dean Taylor, and will be responsible for worldwide Human Resources for the company.

Ms. Willingham joins Tidewater with over 25 years of Human Resource experience, most recently as Vice President of Human Resources for BMC Software, which she joined in 2006. Prior to that, she had similar responsibilities with Hewlett Packard, Compaq Computers and Motorola.

Ms. Willingham earned her Bachelor of Business Administration degree in Finance from Texas Tech University, and serves on the Methodist Willowbrook Hospital Board of Trustees and the Methodist System Quality Council, and resides in Houston, Texas.

Tidewater Inc. owns 392 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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